UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2013
Date of Report (Date of earliest event reported)

RED METAL RESOURCES LTD.
(Exact name of registrant as specified in its charter)

NEVADA	000-52055	20-2138504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Park Avenue Thunder Bay Ontario, Canada		P7B 1B9
(Address of principal executive offices)		(Zip Code)

1 (807) 345-7384
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In Santiago de Chile, on February 11, 2013, Minera Polymet Limitada (“Vendor”)., a Chilean subsidiary of Red Metal Resources Ltd., entered into  a Memorandum of Understanding (“MOU”)  with, Geoactiva Spa,  “Geoactiva”.

The MOU  will serve to confirm  Geoactiva’s  intention to acquire 100% of the mining concessions group named “Perth” through the execution of a mining option purchase agreement (the “Option Agreement”), and declaring the Vendor’s interest in granting such option and subsequently transferring the mining concessions. For a detailed list of the concessions please refer to the MOU filed as an attachment to this form 8-K.

1. Option price. In order to maintain the option to purchase valid and finally to acquire the Perth, Geoactiva shall pay the Vendor the total amount of $1,000,000 USD in the following instalments:

Payment of Price US$
Upon execution of Option Agreement (“Execution date”)	37,500
6 months after Execution date	37,500
12 months after Execution date	50,000
18 months after Execution date	50,000
24 months after Execution date	100,000
30 months after Execution date	100,000
36 months after Execution date	125,000
42 months after Execution date	250,000
48 months after Execution date	250,000
Total	1,000,000

All of the above payments shall be made only if Geoactiva wishes to keep the Option Agreement in force and finally to exercise the option to purchase.

Upon exercise of the Option Agreement and once the commercial production begins, Geoactiva will pay the Vendor an NSR of 1.5% from the sale of gold, copper, and cobalt extracted from the Perth property. At any time after the exercise of the Option Agreement and fulfilling the investment commitment of $3,500,000 in exploration expenditure, Geoactiva may purchase 100% NSR as follows:

Gold: paying US $5 per inferred ounce of gold, according to the definition of Inferred Mineral Resource in the CIM Definition Standards on Mineral Resources and Mineral Reserves

Copper: US $0.005 per inferred ounce of copper, according to the definition of Inferred Mineral Resource in the CIM Definition Standards on Mineral Resources and Mineral Reserves

Cobalt: If Geoactiva acquires the NSR with respect to gold, copper, or both, the NSR relating to cobalt will be terminated

Upon execution of the Option Agreement, Geoactiva shall incur the exploration expenditures, described in Exhibit C of the attached MOU, as follows:

Date	US$
Within 12 months from execution date	500,000
12-24 months from execution date	1,000,000
24-36 months from execution date	1,000,000
36-48 months from execution date	1,000,000
Total	3,500,000

If Geoactiva fails to incur the required exploration expenditures during a specific period it may fulfill its obligations by paying outstanding amount in cash to the Vendor.

2. Due diligence. Geoactiva shall have 60 days (“Due Diligence Period”) from February 11, 2013 to conduct the legal, technical, and other background review of the Perth. At any time during the Due Diligence Period, Geoactiva may communicate in writing of it decision to execute the Option Agreement. During the Due Diligence period and until the execution of the Option Agreement, the Vendor shall provide exclusivity rights to Geoactiva and refrain from any negotiations with third parties.

3. Failure to make payments.  If Geoactiva fails to make any payment within the terms indicated for this purpose in the Option Agreement it will be deemed that Geoactiva will not pursue to carry on with the Option Agreement and abandons its interest in the Perth.

The foregoing descriptions of the MOU do not purport to be complete and are qualified in their entirety by reference to the complete text of the MOU attached as Exhibit 10.1. A copy of the Company’s news release is also attached as Exhibit 99.1

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Memorandum (Minutes) of Understanding between Geoactiva Spa and Minera Polymet Limitada

99.1	News Release dated February 14, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RED METAL RESOURCES LTD.

Date: February 14, 2013	By:	/s/ Caitlin Jeffs

Name: Caitlin Jeffs
Title: Chief Executive Officer and President